EXHIBIT 23.2




                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997 (except Note 1, as to which the date is May 7, 1997) in Amendment No. 7 to the Registration Statement (Form SB-2 No. 333-09349) and related Prospectus of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) for the registration of 6,780,299 shares of common stock.


                                        /s/ ERNST & YOUNG LLP
                                        ------------------------
                                        Ernst & Young LLP


Kansas City, Missouri
May 23, 1997